Exhibit 99.2

DYCOM

The people connecting America®

Non-GAAP Reconciliations Investor Presentation

May 2024

Explanation of Non-GAAP Financial Measures

The Company reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP). In the Company’s quarterly results releases, trend schedules, conference calls, slide presentations, and webcasts, it may use or discuss Non-GAAP financial measures, as defined by Regulation G of the Securities and Exchange Commission. The Company believes that the presentation of certain Non-GAAP financial measures in these materials provides information that is useful to investors because it allows for a more direct comparison of the Company’s performance for the period reported with the Company’s performance in prior periods. The Company cautions that Non-GAAP financial measures should be considered in addition to, but not as a substitute for, the Company’s reported GAAP results. Management defines the Non-GAAP financial measures used as follows:
•Non-GAAP Organic Contract Revenues - contract revenues from businesses that are included for the entire period in both the current and prior year periods, excluding contract revenues from storm restoration services, and adjusted for the additional week of operations during the fourth quarter as a result of the Company’s 52/53 week fiscal year, when applicable. Non-GAAP Organic Contract Revenue change percentage is calculated as the change in Non-GAAP Organic Contract Revenues from the comparable prior year period divided by the comparable prior year period Non-GAAP Organic Contract Revenues. Management believes Non-GAAP Organic Contract Revenues is a helpful measure for comparing the Company’s revenue performance with prior periods.
•Non-GAAP Adjusted EBITDA - net income before interest, taxes, depreciation and amortization, gain on sale of fixed assets, stock-based compensation expense, and certain non-recurring items. Management believes Non-GAAP Adjusted EBITDA is a helpful measure for comparing the Company’s operating performance with prior periods as well as with the performance of other companies with different capital structures or tax rates.
•Non-GAAP Adjusted Net Income - GAAP net income before the non-cash amortization of the debt discount and the related tax impact, certain tax impacts resulting from vesting and exercise of share-based awards, and certain non-recurring items. Management believes Non-GAAP Adjusted Net Income is a helpful measure for comparing the Company’s operating performance with prior periods.
•Non-GAAP Adjusted Diluted Earnings per Common Share - Non-GAAP Adjusted Net Income divided by weighted average diluted shares outstanding.
•Notional Net Debt - Notional net debt is a Non-GAAP financial measure that is calculated by subtracting cash and equivalents from the aggregate face amount of outstanding debt. Management believes notional net debt is a helpful measure to assess the Company’s liquidity.
Management excludes or adjusts each of the items identified below from Non-GAAP Adjusted Net Income and Non-GAAP Adjusted Diluted Earnings per Common Share:
•Non-cash amortization of debt discount on 2021 Convertible Notes - The Company’s 0.75% convertible senior notes due September 2021 (the “2021 Convertible Notes”) were allocated between debt and equity components. The difference between the principal amount and the carrying amount of the liability component of the 2021 Convertible Notes represented a debt discount. The debt discount was amortized over the term of the 2021 Convertible Notes but did not result in periodic cash interest payments. The Company excluded the non-cash amortization of the debt discount from its Non-GAAP financial measures because it believes it is useful to analyze the component of interest expense for the 2021 Convertible Notes that would be paid in cash. The exclusion of the non-cash amortization from the Company’s Non-GAAP financial measures provides management with a consistent measure for assessing financial results.
•Loss on debt extinguishment - During the first quarter of fiscal 2022, the Company recognized a loss on debt extinguishment of $0.1 million in connection with the amendment and restatement of its credit agreement. Management believes excluding the loss on debt extinguishment from the Company’s Non-GAAP financial measures assists investors’ overall understanding of the Company’s current financial performance and provides management with a consistent measure for assessing the current and historical financial results.
•Tax impact of the vesting and exercise of share-based awards - During fiscal 2022, the Company excluded certain tax impacts resulting from the vesting and exercise of share-based awards. For comparability to other companies in the industry, the Company no longer excludes these tax impacts from its Non-GAAP measures beginning with the results for the first quarter of fiscal 2023.
•Tax impact of pre-tax adjustments - The tax impact of pre-tax adjustments reflects the Company’s estimated tax impact of specific adjustments and the effective tax rate used for financial planning for the applicable period.

Reconciliation of Non-GAAP Financial Measures to Comparable GAAP Financial Measures

Quarterly Non-GAAP Organic Contract Revenues
Unaudited
$ Millions

	Contract Revenues - GAAP	Revenues from acquired businesses[1]	Non-GAAP - Organic Revenues	Growth (Decline) %
Quarter Ended				GAAP - %	Non-GAAP - Organic %
April 27, 2024 (Q1 2025)	$1,142.4	$(71.2)	$1,071.2	9.3%	2.5%
April 29, 2023 (Q1 2024)	$1,045.5	$—	$1,045.5

January 27, 2024 (Q4 2024)	$952.5	$(57.5)	$895.0	3.8%	(2.5)%
January 28, 2023 (Q4 2023)	$917.5	$—	$917.5

October 28, 2023 (Q3 2024)	$1,136.1	$(45.2)	$1,090.9	9.0%	4.6%
October 29, 2022 (Q3 2023)	$1,042.4	$—	$1,042.4

July 29, 2023 (Q2 2024)	$1,041.5	$—	$1,041.5	7.1%	7.1%
July 30, 2022 (Q2 2023)	$972.3	$—	$972.3

April 29, 2023 (Q1 2024)	$1,045.5	$—	$1,045.5	19.3%	19.3%
April 30, 2022 (Q1 2023)	$876.3	$—	$876.3

January 28, 2023 (Q4 2023)	$917.5	$—	$917.5	20.5%	20.5%
January 29, 2022 (Q4 2022)	$761.5	$—	$761.5

October 29, 2022 (Q3 2023)	$1,042.4	$—	$1,042.4	22.1%	22.1%
October 30, 2021 (Q3 2022)	$854.0	$—	$854.0

July 30, 2022 (Q2 2023)	$972.3	$—	$972.3	23.5%	23.5%
July 31, 2021 (Q2 2022)	$787.6	$—	$787.6

Note: Amounts above may not add due to rounding.

Reconciliation of Non-GAAP Financial Measures to Comparable GAAP Financial Measures

Annual Non-GAAP Organic Contract Revenues
Unaudited
$ Millions

	Contract Revenues - GAAP	Revenues from acquired businesses[1]	Revenues from storm restoration services	Additional week as a result of the Company’s 52/53 week fiscal year[2]	Non-GAAP - Organic Revenues	Growth (Decline) %
Four Quarters Ended						GAAP - %	Non-GAAP - Organic %
January 27, 2024 (FY2024)	$4,175.6	$(102.7)	$—	$—	$4,072.9	9.6%	6.9%
January 28, 2023 (FY2023)	$3,808.5	$—	$—	$—	$3,808.5

January 28, 2023 (FY2023)	$3,808.5	$—	$—	$—	$3,808.5	21.7%	21.8%
January 29, 2022 (FY2022)	$3,130.5	$—	$(3.9)	$—	$3,126.7

January 29, 2022 (FY2022)	$3,130.5	$—	$(3.9)	$—	$3,126.7	(2.1)%	(0.2)%
January 30, 2021 (FY2021)	$3,199.2	$—	$(14.6)	$(53.2)	$3,131.4

Note: Amounts above may not add due to rounding.

Reconciliation of Non-GAAP Financial Measures to Comparable GAAP Financial Measures

Quarterly Non-GAAP Adjusted EBITDA
Unaudited
$ Millions

	Quarter Ended
	7/30/22	10/29/22	1/28/23	4/29/23	7/29/23	10/28/23	1/27/24	4/27/24
	Q2-23	Q3-23	Q4-23	Q1-24	Q2-24	Q3-24	Q4-24	Q1-25
Net income	$43.9	$54.0	$24.8	$51.5	$60.2	$83.7	$23.4	$62.6
Interest expense, net	9.3	10.6	11.6	11.4	12.3	14.0	15.0	12.8
Provision for income taxes	15.0	15.1	7.1	14.6	21.5	28.6	8.4	14.9
Depreciation and amortization	35.3	35.5	36.7	37.3	38.0	42.5	45.3	45.2
Earnings Before Interest, Taxes, Depreciation & Amortization (“EBITDA”)	103.5	115.2	80.2	114.7	132.0	168.8	92.1	135.5
Gain on sale of fixed assets	(3.5)	(5.1)	(2.8)	(7.8)	(7.6)	(8.4)	(4.6)	(12.4)
Stock-based compensation expense	4.6	4.5	5.7	6.6	6.3	6.3	6.2	7.8
Non-GAAP Adjusted EBITDA	$104.7	$114.6	$83.1	$113.5	$130.8	$166.8	$93.7	$130.9

Contract revenues	$972.3	$1,042.4	$917.5	$1,045.5	$1,041.5	$1,136.1	$952.5	$1,142.4
Non-GAAP Adjusted EBITDA % of contract revenues	10.8%	11.0%	9.1%	10.9%	12.6%	14.7%	9.8%	11.5%

Note: Amounts above may not add due to rounding.

Reconciliation of Non-GAAP Financial Measures to Comparable GAAP Financial Measures

Annual Non-GAAP Adjusted EBITDA
Unaudited
$ Millions

	Fiscal Year Ended
	1/29/22	1/28/23	1/27/24
	FY2022	FY2023	FY2024
Net income	$48.6	$142.2	$218.9
Interest expense, net	33.2	40.6	52.6
Provision for income taxes	4.2	37.9	73.1
Depreciation and amortization	152.7	144.2	163.1
Earnings Before Interest, Taxes, Depreciation & Amortization (“EBITDA”)	238.6	364.9	507.7
Gain on sale of fixed assets	(4.2)	(16.8)	(28.3)
Stock-based compensation expense	9.9	17.9	25.5
Loss on debt extinguishment[3]	0.1	—	—
Non-GAAP Adjusted EBITDA	$244.3	$366.1	$504.8

Contract revenues	$3,130.5	$3,808.5	$4,175.6
Non-GAAP Adjusted EBITDA % of contract revenues	7.8%	9.6%	12.1%

Note: Amounts above may not add due to rounding.

Reconciliation of Non-GAAP Financial Measures to Comparable GAAP Financial Measures

Annual Non-GAAP Adjusted Net Income and Non-GAAP Adjusted Diluted Earnings Per Common Share
Unaudited
$ and Shares Millions, Except EPS

In fiscal 2022, the Company excluded certain tax impacts from the vesting and exercise of share-based awards when calculating Non-GAAP Adjusted Net Income. For comparability to other companies in the industry, the Company no longer excludes these tax impacts from its Non-GAAP measures beginning with the results for the first quarter of fiscal 2023.

	Fiscal Year Ended
	1/29/22	1/28/23	1/27/24
	FY2022	FY2023	FY2024
Net income	$48.6	$142.2	$218.9
Adjustments:
Interest expense, net[4]	1.7	—	—
Loss on debt extinguishment[3]	0.1	—	—
Income before income taxes	1.7	—	—
Provision for income taxes[5]	3.4	—	—
Total adjustments, net of tax	(1.6)	—	—

Non-GAAP Adjusted Net Income	46.9	142.2	218.9

Diluted earnings per common share	$1.57	$4.74	$7.37
Total adjustments, net of tax	(0.05)	—	—
Non-GAAP Adjusted Diluted Earnings per Common Share	$1.52	$4.74	$7.37

Shares used in computing Non-GAAP Adjusted Diluted Earnings per Common Share	30.8	30.0	29.7

Note: Amounts above may not add due to rounding.

Reconciliation of Non-GAAP Financial Measures to Comparable GAAP Financial Measures

Calculation of Cumulative Cash Flows Fiscal 2014 through Fiscal 2024
Unaudited
$ Millions

	Net Cash Provided by Operating Activities	Capital Expenditures, net of Proceeds from Assets Sales	Cash Paid for Acquisitions, net of Cash Acquired	Repurchases of Common Stock	Borrowings and Other Financing Activities[6]	Other Investing Activities[7]	Total Amount Provided by (Used in) Other Financing and Investing Activities
Fiscal 2024	$259.0	$(183.3)	$(122.9)	$(49.7)	$(26.3)	$—	$(26.3)
Fiscal 2023	164.8	(183.6)	(0.4)	(48.7)	(18.7)	—	(18.7)
Fiscal 2022	308.7	(151.7)	—	(106.1)	248.1	—	248.1
Fiscal 2021	381.8	(44.6)	—	(100.0)	(283.4)	—	(283.4)
Fiscal 2020	58.0	(101.5)	—	—	(31.1)	0.3	(30.8)
Fiscal 2019	124.4	(142.0)	(20.9)	—	80.9	1.6	82.5
Six months ended January 27, 2018	160.5	(76.0)	—	(16.9)	(21.5)	(0.7)	(22.2)
Fiscal 2017	256.4	(185.2)	(24.2)	(62.9)	20.4	0.3	20.7
Fiscal 2016	261.5	(175.5)	(157.2)	(170.0)	254.1	(0.5)	253.6
Fiscal 2015	141.9	(93.6)	(31.9)	(87.1)	75.9	(4.5)	71.4
Fiscal 2014	84.2	(73.7)	(17.1)	(10.0)	19.0	(0.3)	18.7
Cumulative	$2,201.2	$(1,410.7)	$(374.6)	$(651.5)	$317.6	$(3.9)	$313.6

Cash and cash equivalents at January 27, 2024				$101.1
Cash and cash equivalents at July 27, 2013				18.6
Net increase in cash and cash equivalents				82.5
Net decrease in restricted cash[8]				(4.3)
Total increase in cash, cash equivalents, and restricted cash				$78.1

Note: Amounts above may not add due to rounding.

Notes to Reconciliation of Non-GAAP Financial Measures to Comparable GAAP Financial Measures

1 Amount represents contract revenues from acquired businesses that were not owned for the full period in both the current and comparable prior periods.
2 The Company has a 52/53 week fiscal year. All fiscal years presented contain 52 weeks except for the fiscal year ended January 30, 2021, which contained an additional week of operations.
The Non-GAAP adjustment for the additional week of operations for the quarter ended January 30, 2021 is calculated as (i) contract revenues less (ii) contract revenues from storm restoration services (iii) divided by 14 weeks.
3 During fiscal 2022, the Company recognized a loss on debt extinguishment of $0.1 million in connection with the amendment and restatement of its credit agreement.
4 Amount represents the non-cash amortization of the debt discount associated with the Company’s 2021 Convertible Notes.
5 Amount includes the tax related impact of all pre-tax adjustments. Additionally, during fiscal 2022 the Company excluded certain tax impacts from the vesting and exercise of share-based awards when calculating Non-GAAP Adjusted Net Income. For comparability to other companies in the industry, the Company no longer excludes these tax impacts from its Non-GAAP measures beginning with the results for the first quarter of fiscal 2023.
6 Other financing activities represents net cash provided by (used in) financing activities less repurchases of common stock.
7 Other investing activities represents net cash provided by (used in) investing activities less capital expenditure, net of proceeds from asset sales and less cash paid for acquisitions, net of cash acquired.
8 The Company adopted Accounting Standards Update No. 2016-18, Statement of Cash Flows (Topic 230): Restricted Cash ("ASU 2016-18"), effective January 28, 2018. ASU 2016-18 requires that restricted cash be included with cash and cash equivalents when reconciling the beginning-of-period and end-of-period total amounts shown on the statement of cash flows. Prior to the adoption of this guidance, changes in restricted cash were presented within cash flows in other investing activities.